LIMITED POWER OF ATTORNEY

            The undersigned owner of record of shares of Common Stock, par value $0.01 per share (the “Common Stock”), of Books-A-Million, Inc. (“BAM”) and party to that certain Group Administration Agreement, dated April 9, 2007, by and among Abroms & Associates, P.C., an Alabama professional corporation, and the Group Shareholders identified therein, hereby constitutes and appoints each of Martin R. Abroms, CPA, Barry Jacobs, CPA and Cornelia Heflin, CPA, signing singly, the undersigned’s true and lawful attorney-in-fact to:

(1)

execute for and on behalf of the undersigned, in the undersigned’s capacity as a beneficial owner of more than ten percent (10%) of BAM’s equity securities (by reason of being deemed, pursuant to Rule 13d-5(b) under the Securities Exchange Act of 1934 (the “Exchange Act”), the beneficial owner of all of the shares of Common Stock owned by all of the Group Shareholders), any and all Forms 3, 4 and 5 prepared for and on behalf of the undersigned pursuant to the Exchange Act and the rules promulgated thereunder;

(2)

do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4 or 5, to complete and execute any amendment or amendments thereto and to timely file such form with the United States Securities and Exchange Commission and any stock exchange or similar authority; and

(3)

take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of or legally required by the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Limited Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact’s discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is BAM assuming, any of the undersigned’s responsibilities to comply with Section 16 of the Exchange Act.

This Limited Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned’s holdings of and transactions in securities issued by BAM, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned has caused this Limited Power of Attorney to be executed as of this 2nd day of September, 2008.

/s/ Sandra B. Cochran

SANDRA B. COCHRAN